        Dean Heller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708
        Webside: secretaryofstate.biz

Entity #
E0259112005-3
Document Number
20050163914-11

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	5/3/2005 4:02:15 PM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	PARADIGM VENTURES CORP.
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 E. JOHN ST. Carson City Nevda 89706 Street Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par Value: $ .001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. SCOTT CABIANCA Name 1455 BELLEVUE AVENUE West Vacouver CN V7T1C3 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	CSC SERVICES OF NEVADA, INC /s/CSC SERVICE OF NEVADA, INC. Name Signature 502 E. JOHN ST CARSON CITY NV 89706 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
CSC Services of Nevada, Inc.
By: _/s/_______________________________                                         __12/29/04___________________
Authorized Signature of R.A. or On Behalf of R.A Company        Date

This form must be accompanied by approriate fees. See attached fee schedule.